As filed with the Securities and Exchange Commission on July 13, 2015
Registration No. 333- _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1729843 (I.R.S. Employer Identification No.)

100 Pier 1 Place Fort Worth, Texas (Address of Principal Executive Offices)	76102 (Zip Code)

Pier 1 Imports, Inc. 2015 Stock Incentive Plan
 (Full title of the plan)

Michael A. Carter
Senior Vice President, Compliance and
General Counsel, Secretary
Pier 1 Imports, Inc.
100 Pier 1 Place
Fort Worth, Texas  76102
(Name and address of agent for service)
(817) 252-8000
(Telephone number, including area code,
of agent for service)
Copies to: Michael W. Tankersley, Esq. Bracewell & Giuliani LLP 1445 Ross Avenue, Suite 3800 Dallas, Texas 75202-2711

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-Accelerated filer [ ] (do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	8,017,381	$12.25	$98,212,917	$11,412

(1)   Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Pier 1 Imports, Inc. 2015 Stock Incentive Plan.

(2)   Pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and the low prices of Pier 1 Imports, Inc.’s common stock on July 7, 2015, as reported by the New York Stock Exchange.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering 8,017,381 shares of common stock of Pier 1 Imports, Inc. (the “Company”) to be issued pursuant to the Pier 1 Imports, Inc. 2015 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                Note:  The document(s) containing the information concerning the plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933.  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The Company will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Company will furnish to the SEC or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) by the Company are incorporated in this registration statement by reference and shall be deemed to be a part hereof:

●	The Company’s annual report on Form 10-K for its fiscal year ended February 28, 2015 filed on April 28, 2015;

●
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above (other than the portions of these documents not deemed to be filed); and

●
The description of the Company's common stock contained in the registration statement Form 8-B filed on September 17, 1986, as amended by the description included in Part II, Item 5 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended May 30, 2015 filed on July 8, 2015, as that description may be updated from time to time.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed amendment to this registration statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth.  Article Seventh of the Company’s Restated Certificate of Incorporation contains a provision eliminating or limiting director and officer liability to the Company and its stockholders for monetary damages arising from breaches of fiduciary duty by a director or officer.  The provision does not, however, eliminate or limit the personal liability of a director or officer (i) for any breach of such director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director or officer is found by a court of law to have derived an improper personal benefit.  This provision offers persons who serve as directors or officers of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above).  As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director or officer for a breach of his or her duty of care is limited.  However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s or officer’s breach of his or her duty of care or liabilities under other laws, such as federal securities laws.

Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth.  Article Seventh of the Company’s Restated Certificate of Incorporation and Article Seven of the Company’s Amended and Restated Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any person, who, by reason of the fact that he or she is a director or officer of the Company, or at the request of the Company was serving as a director, officer, employee, or agent of another entity, is involved in a legal proceeding of any nature.  Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

The Company has entered into agreements with all of its directors and its executive officers pursuant to which it has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or executive officer to the fullest extent allowable under applicable law. The described provisions of the Company’s Restated Certificate of Incorporation, Amended and Restated Bylaws and indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

The Company has in place a policy of directors and officers liability insurance that insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances, and insures the Company in certain circumstances if it is required to make indemnification payments to its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8.  Exhibits.

Exhibit Number		Document Description

5.1*	—	Opinion of Bracewell & Giuliani LLP as to the legality of securities
10.1	—	Pier 1 Imports, Inc. 2015 Stock Incentive Plan (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2015, and incorporated herein by reference)
23.1*	—	Consent of Ernst & Young LLP
23.2*	—	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1)
24*	—	Powers of Attorney (included on the signature page hereto)

____________
*Filed herewith

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 13, 2015.

PIER 1 IMPORTS, INC.

By:	/s/ Michael A. Carter
Michael A. Carter
Senior Vice President, Compliance
and General Counsel, Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints Alexander W. Smith and Michael A. Carter, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Company, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents or instruments necessary or appropriate to enable the Company to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 13, 2015.

SIGNATURE	TITLE

/s/ Terry E. London	Director, Chairman of the Board
Terry E. London

/s/ Alexander W. Smith	Director, President and Chief Executive Officer
Alexander W. Smith

/s/ Laura A. Coffey	Executive Vice President and
Laura A. Coffey	Interim Chief Financial Officer

/s/ Darla D. Ramirez	Principal Accounting Officer
Darla D. Ramirez

/s/ Claire H. Babrowski	Director
Claire H. Babrowski

/s/ Cheryl A. Bachelder	Director
Cheryl A. Bachelder

/s/ Hamish A. Dodds	Director
Hamish A. Dodds

/s/ Brendan L. Hoffman	Director
Brendan L. Hoffman

/s/ Cynthia P. McCague	Director
Cynthia P. McCague

/s/ Michael A. Peel	Director
Michael A. Peel

/s/ Ann M. Sardini	Director
Ann M. Sardini

EXHIBIT INDEX

Exhibit Number		Document Description

5.1*	—	Opinion of Bracewell & Giuliani LLP as to the legality of securities
10.1	—	Pier 1 Imports, Inc. 2015 Stock Incentive Plan (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2015, and incorporated herein by reference)
23.1*	—	Consent of Ernst & Young LLP
23.2*	—	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1)
24*	—	Powers of Attorney (included on the signature page hereto)

____________
*Filed herewith